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                     LEGG MASON, INC./BRANDYWINE
               1998 NON-QUALIFIED STOCK OPTION PLAN


                       ARTICLE I - GENERAL


     1.01.  Purpose.

            The purpose of the Legg Mason, Inc./Brandywine
1998 Non-Qualified Stock Option Plan (the "Plan") is to govern the issuance and subsequent administration of certain non-qualified stock options of Legg Mason, Inc. (the "Company") authorized by the Board of Directors of the Company (the "Board") to be issued to certain employees and officers of Brandywine Asset Management, Inc. ("BAM") to replace outstanding BAM stock options held by them as required by the Agreement and Plan of Reorganization dated as of December 5, 1997 by and among the Company, BAM, LM Acquisition Corp. and the shareholders of BAM (the "Merger Agreement")

     1.02.   Administration.

             (a)  The Plan shall be administered by the
Compensation Committee of the Board of Directors of the Company
(the "Board"), as constituted from time to time.

             (b) The Committee shall have the authority, in its sole discretion and from time to time to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.


                                                  Exhibit 4

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     1.03.  Aggregate Limitation on Awards.

            Shares of stock which may be issued under the Plan shall be authorized and unissued shares of Common Stock of the Company ("Common Stock"). Shares of Common Stock issued under the Plan shall be validly issued, fully paid and nonassessable, shall have been registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, not later than 30 days after the Effective Date of the Plan established in Section 1.04 below, and shall be listed on such exchange as the outstanding shares of the Company's Common Stock are listed as of the time of issuance. The maximum number of shares of Common Stock which may be issued under the Plan shall be 225,836, and no options shall be granted under the Plan except for the stock options authorized by the Board to be issued as required by the Merger Agreement.

     1.04.  Effective Date and Term of Plan.

            The Plan shall become effective on the closing date of the merger to be effected pursuant to the Merger Agreement and shall remain in effect until the options awarded hereunder have been exercised or terminated in accordance with the Plan and the terms of such options.


              ARTICLE II - NON-QUALIFIED STOCK OPTIONS

     2.01.  Stock Option Agreements.

            The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of


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shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as is attached hereto as Exhibit A.

     2.02.  Stock Option Price.

            The option price per share of Common Stock deliverable upon the exercise of each Stock Option granted pursuant to the Plan shall be the price determined in accordance with the terms and provisions of Section 5.14 of the Merger
Agreement (the "Option Price").

     2.03.  Term and Exercise.

            Each Stock Option shall be fully exercisable on the date of its grant and may be exercised during a period ending on the expiration dates set forth in Section 3.3(i) of the Disclosure Schedule delivered by Brandywine in connection with the Merger Agreement (the "Option Term"). No Stock Option shall be exercisable after the expiration of its Option Term, and no Stock Option shall terminate prior to the expiration of its Option Term whether or not the Optionee continues to be employed by the Company, BAM or any other affiliate of the Company.

     2.04.  Manner of Payment.

            Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash or with previously owned Common Stock.


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     2.05.  Delivery of Shares.

            As soon as practicable after receipt of payment but in no event later than two business days after the exercise date (assuming such payment has been received), the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a shareholder of the Company with respect to Common Stock represented by the share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

     2.06.  Death of Optionee.

            Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within the Option Term.


                  ARTICLE III - MISCELLANEOUS

     3.01.  Non-Assignability.

            No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.



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     3.02.  Withholding Taxes.

            Whenever the Company is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For purposes of determining the number of shares necessary to satisfy the withholding tax requirements, the shares retained by the Company shall be determined at a per share price equal to the average closing price, as reported by the New York Stock Exchange, of a share of Legg Mason Common Stock, for the ten most recent days that the Stock has traded ending on the day immediately prior to the date of exercise of the option.

     3.03.  Right to Terminate Employment.

            Nothing in the Plan or in any agreement entered into pursuant to the Plan shall require or confer upon any participant the obligation or right to continue in the employment of BAM or the Company or affect any right which the participant or BAM or the Company may have to terminate the employment of such participant.



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     3.04.  Rights as a Shareholder.

            The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

     3.05.  Adjustments.

            In any event of any change in the outstanding
Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Stock Options theretofore granted under the Plan, the option price of Stock Options theretofore granted under the Plan, and any and all matters deemed appropriate by the Committee.

            IN WITNESS WHEREOF, the Company by and through its duly authorized officers have caused its seal to be made as of the 16th day of January, 1998.

                         LEGG MASON, INC.



                         By: /s/ Edward A. Taber III
                             Edward A. Taber III
                             Senior Executive Vice President




                             Attest: /s/ Michael A. Gilbert
                             Michael A. Gilbert
                             Assistant Secretary



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                                 EXHIBIT A


                        LEGG MASON, INC./BRANDYWINE
                    1998 NON-QUALIFIED STOCK OPTION PLAN
                           STOCK OPTION AGREEMENT


Date of Grant:  January __, 1998

          THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Legg Mason, Inc., a Maryland corporation ("Legg Mason"), to __________________ (the "Grantee"), who is an employee or officer of Brandywine Asset Management, Inc., a wholly-owned subsidiary of Legg Mason ("BAM").

          WHEREAS, the Board of Directors of Legg Mason (the
"Board") adopted the Legg Mason, Inc./Brandywine 1998 Non-
Qualified Stock Option Plan (the "Plan") effective as of January
__, 1998.

          WHEREAS, the Plan provides for the granting of non-qualified stock options by the Board to certain officers and key employees of BAM to purchase shares of the Common Stock of Legg Mason (the "Stock"), in accordance with the terms and provisions thereof; and

          WHEREAS, the Board has authorized the grant to the Grantee of this non-qualified stock option under the Plan.

          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

          1.  Grant of Option.

              Subject to the terms and conditions hereinafter set forth, Legg Mason, with the approval and at the direction of



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the Committee, hereby grants to the Grantee, as of the Date of
Grant, an option to purchase up to _____ shares of Stock at a price of $_________ per share (the "Option Price") . Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the option are hereinafter sometimes referred to as the "Option Shares". The Option is intended by the parties hereto to be, and shall be treated as, a non-qualified stock option.

          2.  Exercise.

              The option shall be immediately exercisable, the Grantee having the right hereunder to purchase the Option Shares from Legg Mason upon exercise of the Option, on and after the Date of Grant.

          3.  Termination of Option.

              (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void at 5:00 p.m., Eastern Time on ____________, 20____ (the "Option Term").

              (b) In the event of the death of the Grantee, the Option may be exercised, to the extent exercisable on the date of death, by the Grantee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within the Option Term.

              (c) Termination of the Grantee's employment by Grantee or by Legg Mason, BAM or any other affiliate of Legg
Mason, whether with or without cause, shall not result in the



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termination of this Option prior to the expiration of the Option
Term.

          4.  Exercise of Options.

              (a) The Grantee may exercise the Option at any time and from time to time during the Option Term with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of Legg Mason written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

              (b) Full payment (in U.S. dollars) by the Grantee of the Option Price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, in whole or in part through the surrender of previously acquired shares of Legg Mason Common Stock at their fair market value (as defined below) on the exercise date.

          On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, Legg Mason shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased upon full payment for such Option Shares. Such Option Shares shall be validly issued, fully paid and nonassessable, shall have been registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, not later than 30 days after the Date of Grant of this Option, and shall be listed on such



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exchange as the outstanding shares of the Company's Common Stock are listed as of the time of issuance.

              (c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by Legg Mason. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

          5.  Adjustment of and Changes in Stock of Legg Mason.

              In the event of a stock split or stock dividend, the number of Option Shares under this Agreement which have not been acquired by Optionee shall be adjusted upward or downward to reflect the stock split and/or stock dividend so that the percentage of Option Shares still available hereunder to the total outstanding and issued shares prior to the stock split and/or stock dividend equals the percentage of Option Shares to the total issued and outstanding shares after the stock split and/or stock dividend. A corresponding adjustment in the Option Price shall also be made.

              In the event of any other reorganization, recapitalization, change of shares, spin-off, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of Legg Mason (other than a stock split or stock dividend), the Committee shall make such



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adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the Option Price;
provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

          6.  Fair Market Value.

              As used herein, "fair market value" of the common stock shall be the per share price equal to the average closing price, as reported by the New York Stock Exchange, of a share of Legg Mason Common Stock, for the ten most recent days that the Stock has traded ending on the day immediately prior to the date of exercise of the Grantee's Option.

          7.  No Rights of Stockholders.

              Neither the Grantee nor any personal
representative of the Grantee shall be, or shall have any of the rights and privileges of, a stockholder of Legg Mason with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

          8.  Non-Transferability of Option.

              During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of



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the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, any such attempted disposition of the Option shall be disregarded for all purposes.

          9.  Employment Not Affected.

              Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to continuance of employment by Legg Mason or BAM. Except as may otherwise be limited by a written agreement between BAM and the Grantee, the right of BAM to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by BAM and acknowledged by the Grantee.

         10.  Amendment of Option.

              The Option may be amended by the Board or the Committee at any time with the consent of the Grantee.

         11.  Notice.

              Any notice to Legg Mason provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 100 Light Street, Baltimore, MD 21202, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of BAM. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

         12.  Incorporation of Plan by Reference.



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              The Option is granted pursuant to the terms of the
Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determination shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

         13.  Governing Law.

              The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Maryland, except to the extent preempted by federal law, which shall to that extent govern.

          IN WITNESS WHEREOF, Legg Mason has caused its duly authorized officers to execute this Stock Option Agreement and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

LEGG MASON, INC.


By: _______________________________
    Charles A. Bacigalupo
    Senior Vice President

ACCEPTED AND AGREED TO:



By: _______________________________
    Grantee